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                                                                     EXHIBIT (g)



[JPMORGAN LOGO]



                            GLOBAL CUSTODY AGREEMENT



      This AGREEMENT is effective July 1, 2002, and is between JPMORGAN CHASE BANK ("Bank") and TIAA-CREF Life Funds (the "Customer"), for the benefit of the accounts from time to time listed on Schedule 1 hereto (the "Funds", and each a "Fund").



1.    CUSTOMER ACCOUNTS.



      Bank, acting as "Securities Intermediary" (as defined in Section 15(h) hereof) shall establish and maintain the following accounts ("Accounts"):



      (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and



      (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.



      Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class and type in place of those deposited in the Custody Account.



      Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder. In particular, Bank shall, upon receipt of Instructions from Customer on behalf of each Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by Bank pursuant to this Section.



      It is hereby agreed that all Assets now or hereinafter held by Bank hereunder are held for Customer and are to be maintained and disposed of by Bank only for Customer in accordance with the terms and conditions set forth in this Agreement.



2.    MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
      LOCATIONS.



      Unless Instructions specifically require another location acceptable to
Bank:



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      (a)   Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and



      (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.



      Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.



      If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer. At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian (as hereinafter defined) where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.



3.    SUBCUSTODIANS AND SECURITIES DEPOSITORIES.



      Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.



      Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.



      The term Subcustodian as used herein shall mean the following



            (a) a "U.S. Bank", which shall mean a U.S. bank as defined in 1940 Act Rule 17f-5(a)(7); and



            (b) an "Eligible Foreign Custodian", which, as defined in 1940 Act Rule 17f-5(a)(1) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated by that country's government or an agency thereof, and
(ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.



            The term "securities depository" as used herein shall mean the following when referring to a securities depository located:



            (x) outside the U.S., an Eligible Securities Depository which, in turn, shall have the same meaning as in 1940 Act Rule 17f-7(b)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule or other appropriate SEC action, except that prior to the compliance date with 1940 Act Rule 17f-7 for a particular securities depository the term



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            "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendment to 1940 Act Rule 17f-5; and



            (y) in the U.S., shall mean a "securities depository" as defined in ICA Rule 17f-4.



      For purposes of provisions of this Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager. For the purposes of clarity, the term Subcustodian shall not include any securities depository.



4.    USE OF SUBCUSTODIAN.



      (a) Bank shall identify the Assets on its books as belonging to Customer.



      (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.



      (c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.



      (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' Assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration, and that the beneficial ownership of such Assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.



5.    DEPOSIT ACCOUNT TRANSACTIONS.



      (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.



      (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.



      (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.



6.    CUSTODY ACCOUNT TRANSACTIONS.



      (a) Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial



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Assets received for, and delivery of Financial Assets out of, the Custody
Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures relevant to Institutional Investors (as hereinafter defined) in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment. Except as provided in Section 6(b), delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.



      (b) Bank will only withdraw and deliver Financial Assets "free of payment" as directed in written Instructions as set forth in Section 11(c) hereunder, provided that under no circumstances are any Financial Assets to be withdrawn and delivered by Bank to any individual.



      (c)   (i)   Bank shall effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and shall notify Customer of these markets from time to time.



                  (x) Sales: On the settlement date for a sale, Bank shall credit the Deposit Account with the sale proceeds of the sale and transfer the relevant Financial Assets to an account pending settlement of the trade if not already delivered.



                  (y) Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank shall debit the Deposit Account with the settlement monies and credit a separate account. Bank then shall post the Custody Account as awaiting receipt of the expected Financial Assets. Customer shall not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.



Bank reserves the right to restrict in good faith the availability of contractual day settlement accounting for credit reasons.



            (ii) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to this Section prior to a transaction's actual settlement, and Customer shall be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.



      (d) With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in (c) above, Bank shall post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.



      (e)   (i)   Bank shall credit the Deposit Account with income and
redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets shall be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment shall not be received by Bank within a reasonable period or such credit was incorrect.



            (ii) Bank shall make reasonable endeavors in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians shall be obliged to file any formal notice of default, institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.



7.    ACTIONS OF BANK.



      Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:



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      (a)   Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation. In this connection, Bank will exercise the standard of care provided hereunder and will monitor such publications and other available information as would normally be monitored by professional global custodians in the relevant markets.



      (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.



      (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.



      (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian, provided that such appointment is not the result of any negligence, misfeasance, or misconduct on the part of Bank, its officers or employees, its branches or its affiliates.



      (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.



      Bank shall send Customer an advice or notification of any actual transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.



      All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder, provided that such appointment is not the result of any negligence, misfeasance, or misconduct on the part of Bank, its officers or employees, its branches, or its affiliates; provided that such delay is not the result of any negligence, misfeasance, or misconduct on the part of Bank, its officers or employees, its branches or affiliates.



8.    CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.



      (a) Corporate Actions. Whenever Bank receives information concerning the Financial Assets which requires discretionary or non-discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers. In this connection, Bank shall exercise the standard of care provided hereunder and will monitor such publications and information as would ordinarily be monitored by professional global custodians in the relevant markets.



      When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit



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Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.



      (b) Proxy Voting. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms agreed upon between Customer and Bank from time to time. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).



      (c) Domestic Corporate Actions and Proxies. Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.



      (d)   Tax Reclaims.



            (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.



            (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and
      (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.



            (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.



            (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.



            (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.



            (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that



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      Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.



      (e)   Tax Obligations.



            (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.



            (ii) Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.



            (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of this paragraph, or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.



9.    NOMINEES.



      Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.



10.   AUTHORIZED PERSONS.



      As used herein, the term "Authorized Person" means employees or agents of Teachers Advisors, Inc. or TIAA-CREF Investment Management, LLC or other employees or agents including transfer agents and investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such notice shall be signed by the Treasurer, Associate Treasurer or any Assistant Treasurer, and by the Secretary or any Assistant Secretary as certified under the corporate seal of Customer. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.



11.   INSTRUCTIONS.



(a) The term "Instructions" means instructions of any two Authorized Persons received by Bank, via telephone (pursuant to procedures agreed to with Bank in writing signed by the Treasurer of Customer) or via telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information



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system acceptable to Bank and Customer which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.



      (b) Any Instructions delivered to Bank by telephone under the conditions set forth in Section 11(a) above shall thereafter be confirmed in writing within one Business Day by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.



      (c) Where expressly provided in Section 6(b) and Section 11A herein or in connection with the delivery of Assets "Free of Payment", written instructions shall be acted upon only if received in writing manually signed by any two of such Authorized Officers with the title Chairman, Vice Chairman, President, Executive Vice President, or Treasurer, or by any one of those officers together with any Authorized Officer with the title Senior Managing Director or Senior Vice President.



      (d) Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement shall include, but are not limited to, the purposes listed below. Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.



                  (i) In connection with the purchase or sale of Financial Assets at prices as confirmed by Instructions;



                  (ii) When Financial Assets are called, redeemed or retired, or otherwise become payable;



                  (iii) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;



                  (iv) Upon conversion of Financial Assets pursuant to their terms into other securities;



                  (v) Upon exercise of subscription, purchase or other similar rights represented by Financial Assets;



                  (vi) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;



                  (vii) In connection with any borrowings by the Customer requiring a pledge of Financial Assets, but only against receipt of amounts borrowed;



                  (viii) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;



                  (ix) For the purposes of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;



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                  (x)    For the purpose of redeeming in kind shares of the
            Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;



                  (xi) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Exchange Act and a member of NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;



                  (xii) For release of Financial Assets to designated brokers under covered call options, provided, however, that such Financial Assets shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Financial Assets which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Financial Assets previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Financial Assets to be held in escrow and will have no responsibility or liability for any such Financial Assets which are not returned promptly when due other than to make proper request for such return;



                  (xiii) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Financial Assets or related transactions;



                  (xiv) For other proper corporate purposes as may be specified in Instructions; and



                  (xv)   Upon the termination of this Agreement as set forth in
            Section 14(k).



11A.  PROVISIONS RELATING TO SECURITIES LENDING



      (a) From time to time Customer shall designate in an Authorized Instruction securities held by Bank in its Custody Account to be loaned to specified borrowers ("Borrowers"). Such securities when delivered to a borrower pursuant to authorized instructions shall be termed the "Loaned Securities". This Section shall apply to and shall be controlling solely with respect to such Loaned Securities and lending services relating thereto. Loaned Securities which are returned by the Borrower to Bank shall upon receipt thereof constitute Assets held by Bank to which the provisions of this Agreement shall be applicable unless otherwise provided herein.



      (b) From time to time Customer will provide Bank with Authorized Instructions regarding the delivery or return of Loaned Securities. In this connection, Bank is authorized and directed, all in accordance with such instructions to promptly:



            (i) Deliver the Loaned Securities to the Borrower for Customer, against receipt by Bank of collateral in respect of such Loaned Securities (the "Collateral"), in the form and amount specified in such instructions. Bank shall promptly place the specified Collateral in a Deposit or Custody Account and promptly notify Customer of such transaction.



            (ii) Receive Loaned Securities being returned by Borrower in the form and amount specified in the Authorized Instructions. Upon satisfactory delivery of such Loaned Securities, Bank shall debit the defined Collateral from Customer's Deposit Account in accordance with such instructions and pay or redeliver the specified Collateral to Borrower and promptly notify Customer of such transaction.



            (iii) Release to Borrower any excess Collateral or receive Collateral from Borrower as specified in instructions issued by Customer. Bank shall promptly transfer the specified Collateral to be released, or accept delivery and transmit Collateral received to a Deposit Account, as the case may be, and notify Customer of such transmittal or receipt. Bank shall debit or credit the defined Collateral from the Deposit Account, as appropriate.



      (c) Where Bank has received Authorized Instructions from Customer indicating that Customer has previously received Collateral covering contemplated loans, Bank is authorized to deliver Loaned Securities "Free of Payment" upon express direction from Customer with respect to designated Loaned Securities. A list of authorized Borrowers who are eligible to receive such Loaned Securities will be signed by any two Authorized Officers, with the title of Chairman, Vice Chairman, President, Executive Vice President and Treasurer, or by any one of these officers together with any Authorized Officer with the title of Senior Managing Director or Senior Vice President, in accordance with
Section 11(c).



      (d) Customer shall also provide Bank with written instructions regarding Loaned Securities for which Customer has previously received Collateral and their delivery "Free of Payment" to designated Borrowers in accordance with paragraph c. hereof or the return of Loaned Securities. Bank shall be authorized, in accordance with such written instructions to:



                  (1) Deliver the Loaned Securities, "Free of Payment" to the listed Borrower, and



                  (2) Receive Loaned Securities specified in our instructions. Bank shall promptly advise Customer of the completion of any such specified transaction.



      (e) Bank agrees to receive from the Borrower any income, dividends, and/or distributions made by the issuer with respect to the Loaned Securities, and to credit the Deposit Account or Custody Account when such amounts and properties are received from the Borrower in accordance with the provisions of this Agreement.



      (f) Bank shall be responsible for any loss or damage which results from an act of negligence or misfeasance or misconduct on the part of Bank relating to the handling and servicing of such property in accordance with written instructions. Bank is hereby designated to acquire possession of Collateral on behalf of Customer and to act as bailee or financial intermediary (as defined in the Uniform Commercial Code of the State of New York, as amended (the "UCC")), as the case may be, in connection with Customer perfecting and maintaining perfection of a security interest in such Collateral, pursuant to the provisions of the UCC or other applicable laws, as amended from time to time. It is understood that Bank shall not be responsible for obtaining or perfecting Customer's security interest in the Collateral other than acting as bailee or financial intermediary in accordance with the preceding sentence and the instructions regarding delivery and receipt, and shall not be responsible to advise Customer of the steps necessary to obtain or perfect such interest or for effecting any statutory filing, unless mutually agreed upon at such time. Under no circumstances and in no event shall Bank have or be charged with any responsibility or liability for (i) the acceptability, creditworthiness or continued creditworthiness of any Borrower, (ii) the adequacy or value of any Collateral in connection with any loan of securities, (iii) the failure of the Borrower to pay any income, dividend and/or distribution made by the issuer or the Loaned Securities, or (iv) any act taken by it in accordance with the direction of Customer, or omitted by it in the absence of such direction.



12.   STANDARD OF CARE; LIABILITIES.



      (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:



            (i) Bank will use reasonable care and diligence with respect to its obligations under this Agreement and the safekeeping of Assets. Bank agrees to be liable and to indemnify and hold Customer harmless for any and all liability for loss or damage to Customer with respect to any Assets, if such liability, loss or damage results from any negligence, misfeasance or misconduct on the part of Bank, its officers or employees, its branches or its affiliates. Notwithstanding anything herein to the contrary, Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of Bank or a Subcustodian to exercise reasonable care and diligence with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. Bank shall be liable for any burglary, robbery, holdup, theft, or mysterious disappearance of Assets, including loss by damage or destruction, at Bank or any Subcustodian. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to meet its standard of care, the Bank shall be liable to Customer only to the extent of the Customer's direct damages, and shall in no event be liable for any special or consequential damages, even if Bank has been advised as to the possibility of the same and regardless of the form of action. Bank will promptly notify Customer upon the discovery of any such loss.



            (ii) Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank unless such appointment was made negligently or in bad faith. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.



            (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence, misfeasance or willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.



            (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts except to the extent that the Bank has acted negligently in performing any obligations which the Bank has agreed to assume (in addition to those stated in this Agreement) with respect to taxes and such negligent act or omission by the Bank is the direct cause of such imposition or assessment of such taxes, charges or expenses and Customer would not have been liable for such imposition or assessment in the absence of Bank's actions.



            (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters for any action reasonably taken or omitted pursuant to such advice.



            (vi) Bank represents and warrants that it currently maintains a banker's blanket bond which provides standard fidelity and non-negligent loss coverage with respect to the Assets which may be held by Bank or Subcustodians pursuant to this Agreement. Bank will provide Customer with confirmation of such coverage upon Customer's request. Bank need not maintain any insurance for the benefit of Customer.



            (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; market conditions which prevent the orderly execution of securities transactions or affect the value of Assets, or (3) losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, or abnormal operating conditions which are beyond the control of Bank .



            (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages (excluding those of Bank, its branches, and affiliates), acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.



      (b)   Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:



            (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;



            (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;



            (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;



            (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto and



            (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.



      (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.



      (d) In addition to the liability of Bank under this Section 12, Bank shall be liable to Customer for all reasonable costs and expenses incurred by Customer in connection with any claim by Customer against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by Customer in asserting any such claim, and all expenses incurred by Customer in connection with any investigations, lawsuits or proceedings relating to such claims, but only to the extent that Customer ultimately prevails in such claim;



      (e) Customer shall not be liable for indemnification under this Section 12 unless Customer has been promptly notified in writing of the commencement of any litigation or proceeding brought against a person in respect of which indemnity may be sought under this Section 12. With respect to claims in litigation or proceedings for which indemnity by a Customer may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, Customer shall be entitled to participate in any such litigation or proceeding and, to the extent Customer has satisfied its obligation to indemnify Bank with respect to any such claim or has agreed and acknowledged such obligation, may assume the defense of such litigation or proceeding with counsel of its choice at its own expense. If Customer is not entitled to participate in such litigation under applicable law or by a ruling of a court of competent jurisdiction, the person seeking indemnification shall reasonably prosecute such litigation or proceeding. A person seeking indemnity shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing Customer with prior notice of any such settlement or judgment. All persons shall submit written evidence to Customer with respect to any cost or expense for which they are seeking indemnification in such form and detail as Customer may reasonably request.



      (f) Notwithstanding anything to the contrary contained herein, Customer shall have, at its election upon reasonable notice to Bank, the right to enforce, to the extent permitted by any applicable agreement and applicable law, Bank's rights against any Subcustodian or securities system, or other person, for loss, damage or expense caused by such Subcustodian, securities system or other person which Bank may have as a consequence of any such loss, damage or expense, if and to the extent that Customer has not been made whole for any such loss or damage. If Bank makes Customer whole for any such loss or damage, Bank shall retain the ability to enforce its rights directly against such Subcustodian, securities system or other person. Upon Customer's election to enforce any rights of the Bank under this Section, Customer shall reasonably prosecute all actions and proceedings directly relating to the rights of the Bank in respect of the loss, damage or expense incurred by Customer; provided that, so long as Customer has acknowledged in writing its obligation to indemnify the Bank under this Section with respect to such claim, Customer shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by Customer without Bank's consent; and provided further, that if Customer has not made an acknowledgment of its obligation to indemnify, Customer shall not settle, compromise or terminate any such action or proceeding without the written consent of the Bank, which consent shall not be unreasonably withheld or delayed. Bank agrees to cooperate with Customer and take all actions reasonably requested by Customer in connection with Customer's enforcement of any rights of Bank. Customer agrees to reimburse Bank for all reasonable out of pocket expenses incurred by Bank on behalf of Customer in connection with the fulfillment of its obligations under this Section; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of Bank.



13.   FEES AND EXPENSES.



      Customer shall pay or cause to be paid to Bank for its services hereunder such amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.



14.   MISCELLANEOUS.



      (a) Foreign Exchange Transactions. To facilitate the administration of Customer's trading and investment activity, when instructed by specific or standing Instruction, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a separate master foreign exchange contract with Customer that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract, and to the extent not inconsistent, this Agreement, shall apply to such transactions.



      (b) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.



      (c) Access to Records. During the course of Bank's regular banking hours, any duly authorized officer, employee or agent of Customer, any independent accountants selected by Customer, any member of the Insurance Department, and any representative or designee of other governmental agencies having jurisdiction over Customer, shall be entitled to examine, on Bank's premises, securities and records of all Assets held by Bank, its branches, or other entities hereunder and its books and records pertaining to its actions under this Agreement, but only upon furnishing Bank with reasonable notice of such examination (or such notice as may be required by any regulatory authority) signed by a duly authorized officer of Customer. Bank's books and records used in connection with Customer's indirect participation in a depository or other entities, to the extent that they relate to depository, custodial or other services rendered to Customer by Bank, pursuant to this Agreement, shall at all times during Bank's regular business hours be open to inspection by duly authorized employees or agents of Customer, or governmental agencies having jurisdiction over

Customer, but only upon furnishing Bank with reasonable notice to that effect as specified in the preceding sentence.



            Upon receiving a request from Customer, Bank agrees that it will take such steps as are within its power to enable any of the aforementioned officers, accountants, employees, agents and members of Customer, the Insurance Department, or other governmental agencies having jurisdiction over Customer, to inspect and examine securities and other property of Customer and books and records of such property not located on Bank's premises, which property and records are held on Customer's behalf by its branches or other entities pursuant to this Agreement.



      (d) Records, Affidavits and Reports. With respect to the Assets held by Bank hereunder, Bank agrees:



            (i) To maintain records sufficient to verify information Customer is required to report in Schedule D of the Annual Statement Blank of the Insurance Department of the State of New York ("Insurance Department") as amended from time to time, which records will consist of a list of such securities showing a complete description of each issue, including the number of shares and par value of securities so held at the end of such month and such other information as may be required by such report or any other report required by the Insurance Department;



            (ii) To maintain records regarding transactions and related activities sufficient to verify the accuracy of regular monthly and other reports and income received on such securities and other property;



            (iii) To maintain records sufficient to verify information relating to cash held by Bank, including but not limited to (i) the purchase of foreign currency contracts, (ii) the maintenance of foreign currency accounts on behalf of Customer in the possession and custody of Bank, its branches or other entities located outside the United States, and (iii) any reports submitted to Customer relating to its cash;



            (iv) To create, maintain and preserve all reports and records relating to Bank's activities and obligations under this Agreement as provided for in this Section in such manner as will meet the requirements of the 1940 act, including Section 31 thereof and Rule 31a-1 and 31a-2 thereunder and the Exchange Act, including Section 17 thereof and Rules 17a-3 and 17a-4 thereunder, and to file a written undertaking with the Commission as will meet the requirements of Rule 17a-4(i) to the effect that such records are the property of Customer and will be surrended to the Customer promptly upon request;



            (v) To permit examination of such books and records as provided for in this Section at any time or from time to time during business hours as provided for in this Section by representatives or designees of the Commission, and to promptly furnish to the Commission or its designees true, correct, complete and current hard copy of any or all or any part of such books and records;



            (vi) To furnish Customer with the appropriate affidavit(s) such form as may be submitted to Bank by Customer from time to time which is acceptable to the Insurance Department or any other state of federal governmental agency having jurisdiction over Customer, in order for the Assets referred to in such affidavit(s) to be recognized as admitted assets of Customer and in order for Customer to comply with any other requirements of such Department or agencies;



            (vii) To furnish Customer with any report obtained by Bank on a securities depository's or Subcustodian's system of internal accounting control; and to furnish the Customer with such reports on Bank's system of internal accounting control as Customer may reasonably require;

            (viii) To furnish all such other reports and information as shall reasonably requested by Customer relating to all property held by Bank on Customer's behalf pursuant to the terms of this Agreement;



            (ix) That all such information, records, reports, and affidavits maintained or held by Bank pursuant to this Section remain the property of Customer and copies of all such information will be surrendered to the Customer within a reasonable time after request therefor; and



The specific records, reports and affidavits required in 1 through 9 above shall be set forth in a separate document which may be modified from time to time by agreement of the parties to this Agreement



      (e) Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.



      (f) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):



      X     Investment Company assets subject to certain SEC rules and
    -----   regulations;



            Other (specify)
    -----



            This Agreement consists exclusively of this document together with Schedules 1-A and 1-B, and the following Rider(s) [Check applicable rider(s)]:



      X     PROXY VOTING
    -----



            SPECIAL TERMS AND CONDITIONS
    -----



      X     TAIWAN RIDER
    -----



      There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.



      (g) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.



      (h) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.



      (i) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the

Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.



      (j) Notices. All notices hereunder shall be delivered by hand, certified mail or overnight mail and shall be considered effective when received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: JPMorgan Chase Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention: Institutional Trust Services, Investment Management Group; and (b) Customer: TIAA-CREF Mutual Funds, 730 Third Avenue, New York, N.Y. 10017, Attention: Treasurer.



      (k) Termination. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York with whom Customer or one of its affiliates maintains a custodial services relationship for Financial Assets to be held and disposed of pursuant to the provisions hereof, or may continue to hold the Assets until Instructions are provided to Bank.



      (l) Money Laundering. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.



      (m) Imputation of certain information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.



      (n) Shareholder Communications. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, Bank needs Customer to indicate whether Customer authorizes Bank to provide Customer's name, address and share position to requesting companies whose stock Customer owns. If Customer tells Bank "no", Bank will not provide this information to requesting companies. If Customer tells Bank "yes" or does not check either "yes" or "no" below, Bank is required by the rule to treat Customer as consenting to disclosure of this information for all securities owned by Customer or any Funds or accounts established by Customer. For Customer's protection, the rule prohibits the requesting company from using Customer's name and address for any purpose other than corporate communications. Please indicate below whether Customer consents or objects by checking one of the alternatives below.



            YES [ ] Bank is authorized to release Customer's name, address and share positions.



            NO [ X ] Bank is not authorized to release Customer's name, address and share positions.

      (o) No Liability of Shareholders. This Agreement is executed by the Trustees of Customer, not individually, but rather in their capacity as Trustees under the Declaration of Trust made January 13, 1997, as amended. None of the shareholders of Customer, Trustees, officers, employees or agents of Customer shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of Customer, and if the obligation or claim relates to the property held by Customer for the benefit of one or more but fewer than all the Funds, then only to the property held for the benefit of the affected Fund(s).



15.   DEFINITIONS.



      As used herein, the following terms shall have the meaning hereinafter stated:



      (a) "Certificated Security" shall mean a security that is represented by a certificate.



      (b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.



      (c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.



      (d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall not include cash.



      (e) "Institutional Investor" shall mean a major international commercial bank, mutual fund, pension fund, insurance company, investment advisor, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services of global custodians and financial institutions similar to Bank in the relevant market.



      (f) "Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.



      (g) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.



      (h) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.



      (i) "Uncertificated Security" shall mean a security that is not represented by a certificate.



      (j) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.



16.   COMPLIANCE WITH 1940 ACT RULE 17f-5 ("RULE 17f-5").



      (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in Rule 17f-5(a)(3)), including for the purpose of selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been made exempt by SEC exemptive order, rule other appropriate SEC action) to hold Customer's Foreign Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Rule 17f-5(c)(2)).



      (b)   In connection with the foregoing, Bank shall:



            (i) provide written reports notifying Customer of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements but until further notice from Customer requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.



            (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;



            (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv);



            (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in Rule 17f-5(c)(2); and



            (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and performance of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Assets.



Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.



      (c) Except as expressly provided herein and in Section 17 hereof, Customer shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.



      (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the 1940 Act; (2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Customer may maintain Foreign Assets in each country in which Customer's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection on behalf of Customer that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

      (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.



17.   COMPLIANCE WITH 1940 ACT RULE 17f-7 ("RULE 17f-7").



      (a) Bank shall, for consideration by Customer, provide an analysis in accordance with Rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining Customer's Foreign Assets (as defined in Rule 17f-5) with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's Foreign Assets at such Depository) and at which any Foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depository at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify (which may be electronic) Customer or its adviser of any material changes in such risks.



      (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 17(a) above.






      (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under Rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.



                          TIAA-CREF Life Funds
                          for the benefit of the Funds listed on Schedule 1




                          By: /s/ John H. Biggs
                          Name: John H. Biggs
                          Title: Chairman, President and Chief Executive Officer




                          By: /s/ Richard J. Adamski
                          Name: Richard J. Adamski
                          Title: Vice President and Treasurer




                          JPMORGAN CHASE BANK




                          By: /s/ Rosemary M. Stidmon
                          Name: Rosemary M. Stidmon
                          Title: Vice President
                          Date:

STATE OF            )



                    : ss.



COUNTY OF                )



      On this       day of                 , 2002, before me personally
came                         , to me known, who being by me duly sworn, did
depose and say that he/she resides in            at            , that he/she
is of             , the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.






Sworn to before me this



day of         , 2002 .



      Notary

STATE OF NEW YORK           )



                            : ss.



COUNTY OF NEW YORK               )



      On this            day of           , 2002, before me personally came
            , to me known, who being by me duly sworn, did depose and say that
he/she resides in                at               ; that he/she is a Vice
President of JPMORGAN CHASE BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.






Sworn to before me this



day of         , 2002 .



      Notary

STATE OF           )
                    : ss.
COUNTY OF                )




      On this              day of          , 2002, before me personally came
                  , to me known, who being by me duly sworn, did depose and say
that he/she resides in                  at              , that he/she is of
              , the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.






Sworn to before me this



day of           , 2002 .



      Notary

                                   Schedule 1




TIAA-CREF Life Funds
      Growth Equity Fund
      Growth & Income Fund
      International Equity Fund
      Social Choice Equity Fund
      Stock Index Fund

JPMORGAN INVESTOR SERVICES                              APPENDIX 1-A



SECURITIES DEPOSITORIES



--------------------------------------------------------------------------------------------------------------------------
COUNTRY                    DEPOSITORY                                        INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------------
ARGENTINA                  CVSA                                              Equity, Corporate Debt, Government Debt
                           (Caja de Valores S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           CRYL                                              Government Debt
                           (Central de Registration y Liquidacion de
                           Instrumentos de Endeudamiento Publico)
--------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                  Austraclear Limited                               Corporate Debt, Money Market, Government Debt
                                                                             and Semi-Government Debt
--------------------------------------------------------------------------------------------------------------------------
                           CHESS                                             Equity
                           (Clearing House Electronic Sub-register System)
--------------------------------------------------------------------------------------------------------------------------
AUSTRIA                    OeKB                                              Equity, Corporate Debt, Government Debt
                           (Oesterreichische Kontrollbank AG)
--------------------------------------------------------------------------------------------------------------------------
BELGIUM                    CIK                                               Equity, Corporate Debt
                           (Caisse Interprofessionnelle de Depots et de
                           Virements de Titres S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           NBB                                               Corporate Debt, Government Debt
                           (National Bank of Belgium)
--------------------------------------------------------------------------------------------------------------------------
BRAZIL                     CBLC                                              Equity
                           (Companhia Brasileira de Liquidacao e
                           Custodia)
--------------------------------------------------------------------------------------------------------------------------
                           CETIP                                             Corporate Debt
                           (Central de Custodia e Liquidacao Financiera
                           de Titulos Privados)
--------------------------------------------------------------------------------------------------------------------------
                           SELIC                                             Government Debt
                           (Sistema Especial de Liquidacao e Custodia)
--------------------------------------------------------------------------------------------------------------------------
BULGARIA                   BNB                                               Government Debt
                           (Bulgaria National Bank)
--------------------------------------------------------------------------------------------------------------------------
                           CDAD                                              Equity, Corporate Debt
                           (Central Depository A.D.)
--------------------------------------------------------------------------------------------------------------------------
CANADA                     CDS                                               Equity, Corporate, Government Debt
                           (The Canadian Depository for Securities
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
CHILE                      DCV                                               Equity, Corporate Debt, Government Debt
                           (Deposito Central de Valores S.A.)
--------------------------------------------------------------------------------------------------------------------------
CHINA, SHANGHAI            CSDCC, Shanghai Branch                            Equity
                           (China Securities Depository and Clearing
                           Corporation Limited, Shanghai Branch)
--------------------------------------------------------------------------------------------------------------------------
CHINA, SHENZHEN            CSDCC, Shenzhen Branch                            Equity
                           (China Securities Depository and Clearing
                           Corporation Ltd, Shenzhen Branch)
--------------------------------------------------------------------------------------------------------------------------
COLOMBIA                   DCV                                               Government Debt
                           (Deposito Central de Valores)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
COUNTRY                    DEPOSITORY                                        INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------------
                           DECEVAL                                           Equity, Corporate Debt, Government Debt
                           (Deposito Centralizado de Valores de
                           Colombia S.A.)
--------------------------------------------------------------------------------------------------------------------------
CROATIA                    SDA                                               Equity, Government Debt
                           (Central Depository Agency Inc. - Stredisnja
                           depozitarna agencija d.d.)
--------------------------------------------------------------------------------------------------------------------------
                           MOF                                               Short-term debt issued by the Ministry of
                           (Ministry of Finance of the Republic of           Finance.
                           Croatia)
--------------------------------------------------------------------------------------------------------------------------
                           CNB                                               Short-term debt issued by the National Bank
                           (Croatian National Bank)                          of Croatia.
--------------------------------------------------------------------------------------------------------------------------
CZECH REPUBLIC             SCP                                               Equity, Corporate Debt, Government Debt
                           (Stredisko cennych papiru - Ceska republica)
--------------------------------------------------------------------------------------------------------------------------
                           CNB                                               Government Debt
                           (Czech National Bank)
--------------------------------------------------------------------------------------------------------------------------
DENMARK                    VP                                                Equity, Corporate Debt, Government Debt
                           (Vaerdipapircentralen A/S)
--------------------------------------------------------------------------------------------------------------------------
EGYPT                      MCSD                                              Equity, Corporate Debt
                           (Misr for Clearing, Settlement and
                           Depository)
--------------------------------------------------------------------------------------------------------------------------
ESTONIA                    ECDS                                              Equity, Corporate Debt, Government Debt
                           (Estonian Central Depository for Securities
                           Limited - Eesti Vaatpaberite
                           Keskdepositoorium)
--------------------------------------------------------------------------------------------------------------------------
EUROMARKET                 DCC                                               Euro-CDs
                           (The Depository and Clearing Centre)
--------------------------------------------------------------------------------------------------------------------------
                           CBL                                               Internationally Traded Debt, Equity
                           (Clearstream Banking, S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           Euroclear                                         Internationally Traded Debt, Equity
--------------------------------------------------------------------------------------------------------------------------
FINLAND                    APK                                               Equity, Corporate Debt, Government Debt
                           (Finnish Central Securities Depository
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
FRANCE                     Euroclear France                                  Equity, Corporate Debt, Government Debt
--------------------------------------------------------------------------------------------------------------------------
GERMANY                    CBF                                               Equity, Corporate Debt, Government Debt
                           (Clearstream Banking AG)
--------------------------------------------------------------------------------------------------------------------------
GREECE                     CSD                                               Equity, Corporate Debt
                           (Central Securities Depository S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           BoG                                               Government Debt
                           (Bank of Greece)
--------------------------------------------------------------------------------------------------------------------------
HONG KONG                  HKSCC                                             Equity
                           (Hong Kong Securities Clearing Company
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
                           CMU                                               Corporate Debt, Government Debt
                           (Central Moneymarkets Unit)
--------------------------------------------------------------------------------------------------------------------------
HUNGARY                    KELER                                             Equity, Corporate Debt, Government Debt
                           (Central Clearing House and Depository
                           (Budapest) Ltd. - Kozponti Elszamolohaz es
                           Ertektar (Budapest) Rt.)
--------------------------------------------------------------------------------------------------------------------------
ICELAND                    ISD                                               Equity, Corporate Debt, Government Debt
                           (The Islandic Securities Depository)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
COUNTRY                    DEPOSITORY                                        INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------------
INDIA                      NSDL                                              Equity, Corporate Debt, Government Debt
                           (National Securities Depository Limited)
--------------------------------------------------------------------------------------------------------------------------
                           CDSL                                              Equity
                           (Central Depository Services (India) Limited)
--------------------------------------------------------------------------------------------------------------------------
                           RBI                                               Government Debt
                           (Reserve Bank of India)
--------------------------------------------------------------------------------------------------------------------------
INDONESIA                  KSEI                                              Equity, Corporate Debt
                           (PT Kustodian Sentral Efek Indonesia)
--------------------------------------------------------------------------------------------------------------------------
IRELAND                    CREST                                             Equity, Corporate Debt
                           (CRESTCo Limited)
--------------------------------------------------------------------------------------------------------------------------
ISRAEL                     TECH                                              Equity, Corporate Debt, Government Debt
                           (Tel Aviv Stock Exchange Clearing House Ltd.)
--------------------------------------------------------------------------------------------------------------------------
ITALY                      Monte Titoli S.p.A.                               Equity, Corporate Debt, Government Debt
--------------------------------------------------------------------------------------------------------------------------
IVORY COAST                DC/BR                                             Equity
                           (Le Depositaire Central/Banque de Reglement)
--------------------------------------------------------------------------------------------------------------------------
JAMAICA                    JCSD                                              Equity, Corporate Debt, Government Debt
                           (Jamaica Central Securities Depository)
--------------------------------------------------------------------------------------------------------------------------
JAPAN                      JASDEC                                            Equity, Convertible Debt
                           (Japan Securities Depository Center)
--------------------------------------------------------------------------------------------------------------------------
                           BoJ                                               Registered Government Debt
                           (Bank of Japan)
--------------------------------------------------------------------------------------------------------------------------
KAZAHKSTAN                 CSD                                               Equity
                           (Central Securities Depository CJSC)
--------------------------------------------------------------------------------------------------------------------------
KENYA                      CBCD                                              Government Debt
                           (Central Bank Central Depository)
--------------------------------------------------------------------------------------------------------------------------
LATVIA                     LCD                                               Equity, Corporate Debt, Government Debt
                           (Latvian Central Depository)
--------------------------------------------------------------------------------------------------------------------------
LEBANON                    Midclear S.A.L.                                   Equity
                           (Custodian and Clearing Center of Financial
                           Instruments for Lebanon and the Middle East
                           S.A.L.)
--------------------------------------------------------------------------------------------------------------------------
LITHUANIA                  CSDL                                              Equity, Corporate Debt, Government Debt
                           (Central Securities Depository of Lithuania)
--------------------------------------------------------------------------------------------------------------------------
LUXEMBOURG                 CBL                                               Equity
                           (Clearstream Banking S.A.)
--------------------------------------------------------------------------------------------------------------------------
MALAYSIA                   MCD                                               Equity, Corporate Debt
                           (Malaysian Central Depository Sdn. Bhd.)
--------------------------------------------------------------------------------------------------------------------------
                           BNM                                               Government Debt
                           (Bank Negara Malaysia)
--------------------------------------------------------------------------------------------------------------------------
MAURITIUS                  CDS                                               Equity, Corporate Debt
                           (Central Depository and Settlement Company
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
MEXICO                     INDEVAL                                           Equity, Corporate Debt, Government Debt
                           (S.D. INDEVAL S.A. de C.V.)
--------------------------------------------------------------------------------------------------------------------------
MOROCCO                    Maroclear                                         Equity, Corporate Debt, Government Debt
--------------------------------------------------------------------------------------------------------------------------
NETHERLANDS                NECIGEF                                           Equity, Corporate Debt, Government Debt
                           (Nederlands Centraal Insituut voor Giraal
                           Effectenverkeer B.V.)
--------------------------------------------------------------------------------------------------------------------------
NEW ZEALAND                NZCSD                                             Equity, Corporate Debt, Government Debt
                           (New Zealand Central Securities Depository)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
COUNTRY                    DEPOSITORY                                        INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------------
NIGERIA                    CSCS                                              Equity, Corporate Debt, Government Debt
                           (Central Securities Clearing System Limited)
--------------------------------------------------------------------------------------------------------------------------
NORWAY                     VPS                                               Equity, Corporate Debt, Government Debt
                           (Verdipapirsentralen)
--------------------------------------------------------------------------------------------------------------------------
OMAN                       MDSRC                                             Equity, Corporate Debt
                           (The Muscat Depository and Securities
                           Registration Company, S.A.O.C.)
--------------------------------------------------------------------------------------------------------------------------
PAKISTAN                   CDC                                               Equity, Corporate Debt
                           (Central Depository Company of Pakistan
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
                           SBP                                               Government Debt
                           (State Bank of Pakistan)
--------------------------------------------------------------------------------------------------------------------------
PERU                       CAVALI                                            Equity, Corporate Debt, Government Debt
                           (CAVALI ICLV S.A.)
--------------------------------------------------------------------------------------------------------------------------
PHILIPPINES                PCD                                               Equity
                           (Philippine Central Depository, Inc.)
--------------------------------------------------------------------------------------------------------------------------
                           ROSS                                              Government Debt
                           (Bangko Sentral ng Pilipinas/Register of
                           Scripless Securities)
--------------------------------------------------------------------------------------------------------------------------
POLAND                     NDS                                               Equity, Long-Term Government Debt
                           (National Depository for Securities S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           CRT                                               Short-Term Government Debt
                           (Central Registry of Treasury-Bills)
--------------------------------------------------------------------------------------------------------------------------
PORTUGAL                   INTERBOLSA                                        Equity, Corporate Debt, Government Debt
                           (Sociedade Gestora de Sistemas de Liquidacao
                           e de Sistemas Centralizados de Valores
                           Mobiliarios, S.A.)
--------------------------------------------------------------------------------------------------------------------------
ROMANIA                    SNCDD                                             Equity
                           (National Company for Clearing, Settlement
                           and Depository for Securities)
--------------------------------------------------------------------------------------------------------------------------
                           BSE                                               Equity
                           (Bucharest Stock Exchange)
--------------------------------------------------------------------------------------------------------------------------
RUSSIA                     VTB                                               Equity, Corporate Debt, Government Debt
                           (Vneshtorgbank)                                   (Ministry of Finance Bonds)
--------------------------------------------------------------------------------------------------------------------------
                           NDC                                               Equity, Corporate Debt, Government Debt
                           (National Depository Centre)
--------------------------------------------------------------------------------------------------------------------------
SINGAPORE                  CDP                                               Equity, Corporate Debt
                           (The Central Depository (Pte) Limited)
--------------------------------------------------------------------------------------------------------------------------
                           MAS                                               Government Debt
                           (Monetary Authority of Singapore)
--------------------------------------------------------------------------------------------------------------------------
SLOVAK REPUBLIC            SCP                                               Equity, Corporate Debt, Government Debt
                           (Stredisko cennych papierov SR, a.s.)
--------------------------------------------------------------------------------------------------------------------------
                           NBS                                               Government Debt
                           (National Bank of Slovakia)
--------------------------------------------------------------------------------------------------------------------------
SLOVENIA                   KDD                                               Equity, Corporate Debt, Government Debt
                           (Centralna klirinsko depotna druzba d.d.)
--------------------------------------------------------------------------------------------------------------------------
SOUTH AFRICA               CD                                                Corporate Debt, Government Debt
                           (The Central Depository Limited)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
COUNTRY                    DEPOSITORY                                        INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------------
                           STRATE                                            Equity
                           (Share Transactions Totally Electronic)
--------------------------------------------------------------------------------------------------------------------------
SOUTH KOREA                KSD                                               Equity, Corporate Debt, Government Debt
                           (Korea Securities Depository)
--------------------------------------------------------------------------------------------------------------------------
SPAIN                      SCLV                                              Equity, Corporate Debt
                           (Servicio de Compensacion y Liquidacion de
                           Valores, S.A.)
--------------------------------------------------------------------------------------------------------------------------
                           Bank of Spain                                     Corporate Debt, Government Debt
--------------------------------------------------------------------------------------------------------------------------
SRI LANKA                  CDS                                               Equity, Corporate Debt
                           (Central Depository System (Private) Limited)
--------------------------------------------------------------------------------------------------------------------------
SWEDEN                     VPC                                               Equity, Corporate Debt, Government Debt
                           (Vardepapperscentralen AB)
--------------------------------------------------------------------------------------------------------------------------
SWITZERLAND                SIS                                               Equity, Corporate Debt, Government Debt
                           (SIS SegaInterSettle AG)
--------------------------------------------------------------------------------------------------------------------------
TAIWAN                     TSCD                                              Equity, Government Debt
                           (Taiwan Securities Central Depository Co.,
                           Ltd.)
--------------------------------------------------------------------------------------------------------------------------
THAILAND                   TSD                                               Equity, Corporate Debt, Government Debt
                           (Thailand Securities Depository Company
                           Limited)
--------------------------------------------------------------------------------------------------------------------------
TUNISIA                    STICODEVAM                                        Equity, Corporate Debt, Government Debt
                           (Societe Tunisienne Interprofessionnelle
                           pour la Compensation et le Depot des Valeurs
                           Mobilieres)
--------------------------------------------------------------------------------------------------------------------------
TURKEY                     TAKASBANK                                         Equity, Corporate Debt, Government Debt
                           (IMKB Takas ve Saklama Bankasi A.S.)
--------------------------------------------------------------------------------------------------------------------------
UNITED ARAB EMIRATES       DFM                                               Equity, Corporate Debt, Government Debt
                           (Dubai Financial Market Clearing House)
--------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM             CREST                                             Equity, Corporate Debt, Government Debt
                           (CRESTCo Limited)
--------------------------------------------------------------------------------------------------------------------------
                           CMO                                               Sterling & Euro CDs, Commercial Paper
                           (Central Moneymarkets Office)
--------------------------------------------------------------------------------------------------------------------------
UNITED STATES              DTC                                               Equity, Corporate Debt
                           (Depository Trust Company)
--------------------------------------------------------------------------------------------------------------------------
                           FED                                               Government Debt, Mortgage Back Debt
                           (The Federal Reserve Book-Entry System)
--------------------------------------------------------------------------------------------------------------------------
VENEZUELA                  BCV                                               Government Debt
                           (Banco Central de Venezuela)
--------------------------------------------------------------------------------------------------------------------------
                           CVV                                               Equity, Corporate Debt, Money Market
                           (Caja Venezolana de Valores, S.A.)
--------------------------------------------------------------------------------------------------------------------------
VIETNAM                    SCC                                               Equity, Corporate Debt, Government Debt
                           (Securities Custody Centre)
--------------------------------------------------------------------------------------------------------------------------
ZAMBIA                     CSD                                               Equity, Government Debt
                           (LuSE Central Shares Depository Limited)
--------------------------------------------------------------------------------------------------------------------------
                           BoZ                                               Government Debt
                           (Bank of Zambia)
--------------------------------------------------------------------------------------------------------------------------

                                  Appendix 1-B



                       Information Regarding Country Risk



      1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information:



      A.    Opinions of local counsel concerning:



i. Whether applicable foreign law would restrict the access afforded Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.



ii. Whether applicable foreign law would restrict the Customer's ability to recover its Financial Assets and Cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.



iii. Whether applicable foreign law would restrict the Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.



      B.    Written information concerning:



i. The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets and Cash.



ii. Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.]



      C.    A market report with respect to the following topics:



      (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.



      2. To aid Customer in monitoring Country Risk, Bank shall furnish to Customer the following additional information:



      Market flashes, including with respect to changes in the information in market reports.



                                   Schedule 1



(Name of Individual Funds)

                 730 Third Avenue
                 New York NY  10017-3206
[TIAA CREF LOGO]




                    AMENDMENT TO CUSTODIAL SERVICES AGREEMENT
                               DATED JULY 1, 2002
                              TIAA-CREF LIFE FUNDS
                                        &
                               JPMORGAN CHASE BANK



      AMENDMENT dated August 26, 2002, to the Custodial Services Agreement, dated July 1, 2002, (the "Custodial Services Agreement"), between TIAA-CREF LIFE FUNDS and JPMORGAN CHASE BANK.



      WHEREAS, TIAA-CREF Life Funds and JPMorgan Chase Bank have entered into the Custodial Services Agreement which sets forth the terms and conditions under which JPMorgan Chase holds securities or other property of TIAA-CREF Life Funds;



      WHEREAS, TIAA-CREF Life Funds is establishing additional Funds ("Funds as noted on attached Schedule 1") and desires to arrange for the custody of certain of the assets of the Funds with JPMorgan Chase, and JPMorgan Chase desires to hold such assets for TIAA-CREF Life Funds;



      NOW, THEREFORE, TIAA-CREF Life Funds and JPMorgan Chase hereby agree that all custodial accounts opened with JPMorgan Chase by TIAA-CREF Life Funds on behalf of the Funds shall be subject to, and governed in all respects by, the Custodial Services Agreement.



      IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.



TIAA-CREF LIFE FUNDS                                JPMORGAN CHASE BANK



By: /s/ Scott C. Evans                              By: /s/ Rosemary Stidmon
    ----------------------------                    ----------------------------
    Scott C. Evans                                  Name: Rosemary Stidmon
    Executive Vice President                        Title: Vice President




               and




By: /s/ Richard J. Adamski
    ----------------------------
    Richard J. Adamski
    Vice President and Treasurer